Exhibit 99
Stem Announces Leadership Changes

Doran Hole Named Chief Financial Officer and Executive Vice President

David Buzby Named Executive Chair of the Board; Laura D’Andrea Tyson Named Lead Independent Director of the Board

Company Initiates Strategic Review of Business

Company Separately Reports Second Quarter 2024 Earnings; Conference Call at 5:00 p.m. ET

SAN FRANCISCO--(BUSINESS WIRE)-- Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence (AI)-driven clean energy software and services, today announced the following leadership changes to support the execution of the Company’s strategic priorities.

Doran Hole has been appointed Chief Financial Officer (CFO) and Executive Vice President (EVP), effective September 2, 2024. In addition to the CFO role, Mr. Hole will oversee the Company’s software and services group, focused on delivering high quality customer relevant software and service solutions, including the recently announced Athena ® PowerBidder™ Pro product. Mr. Hole succeeds Bill Bush, who is stepping down as CFO, effective September 2, 2024. Mr. Bush will continue to lead the Company’s public power and large scale FTM projects, as well as the supply chain team. Mr. Bush’s stepping down as CFO is unrelated to the Company’s financial or operating results or any disagreement with the Company regarding its financial, operational, accounting or reporting policies or practices.

Mr. Hole is an executive with more than 25 years of global finance and management experience, providing leadership in strategy and operational efficiency in the clean technology industry. He most recently served as EVP and CFO of Ameresco, where he led the Company’s financial strategy, capital management as well as strategic digitization efforts across the organization. Prior to that, he served as CEO for North America, and Group Vice President - Strategy, at ReneSola, where he played a key role in the Company’s capital markets strategy, North American operations and finance activities.

“We’re pleased to welcome Doran to our team as we take steps to enhance our leadership to support an evolution of our business and promote the Company’s focus on growing software services revenue, extending our technology leadership and driving profitable growth,” said John Carrington, Chief Executive Officer of Stem. “Doran’s deep financial and business experience, strategic acumen, and leadership qualities will be critical to our goal of focusing on cash flow generation and increasing our software and services revenue. Doran is a strong leader with a track record of adeptly guiding

Exhibit 99
operational strategy, and I am excited about collaborating with Doran as we drive profitable growth.”

“I am a strong believer in Stem’s innovative software solutions and product offerings and have seen firsthand the value that these solutions can deliver to the market,” said Mr. Hole. “I look forward to helping Stem grow and further mature into a financially and operationally efficient company.”

In addition, Stem announced that David Buzby, who will continue to serve in his current role as Chairman of the Board of Directors, has also been appointed Executive Chair of the Board to partner with Mr. Carrington as the Company commences a strategic review of the business. Laura D’Andrea Tyson, a Stem director since 2021 and current Chair of the Board’s Nominating, Governance and Sustainability Committee, has been appointed Lead Independent Director of the Board, effective immediately.

In connection with its review of the Company’s strategy, the Board has also created a Software Strategy Working Group, chaired by Gerard Cunningham, a member of the Board. The Working Group will collaborate closely with the management team to develop this strategy.

Stem is also streamlining its management structure by eliminating the Chief Strategy Officer role. Prakesh Patel is departing from the Company, effective immediately, with his responsibilities assumed by existing members of the management team.

Mr. Carrington continued, “On behalf of our Board and management team, I would like to thank Prakesh for his contributions to Stem over the years and wish him the best in his future endeavors. Prakesh was an integral part of the core team that took Stem public and was a very key player in building relationships with our stockholders and analysts.”

“It has been an honor to be part of Stem for the last 11 years. During my tenure at Angeleno Group, I helped discover Stem and led its initial investment in the Company, subsequently joining the Company as a senior executive. I am extremely proud of what we have accomplished together, and I look forward to following Stem’s success in the years to come,” said Mr. Patel.

In a separate press release issued today, Stem reported its financial results for the second quarter of 2024. The Company will hold a conference call today at 5:00 p.m. Eastern Time. The conference call may be accessed via a live webcast on a listen-only basis at https://investors.stem.com/events-and-presentations. The call can also be accessed live over the telephone by dialing (844) 825-9789, or for international callers, (412) 317-5180 and referencing Stem.

About Doran Hole

Exhibit 99
Doran Hole previously served as Executive Vice President and Chief Financial Officer of Ameresco, a leading independent clean technology integrator. In this role, he was responsible for the Company’s financial strategy and managed capital management, investor relations, corporate and project finance, treasury, financial planning and analysis, financial reporting and information technology infrastructure and security. At Ameresco, he was also responsible for the Company’s SaaS and consulting focused business units Applied Energy Group (AEG) and Asset Sustainability Group (ASG), as well as overseeing its application-based off-grid solar business, Ameresco Solar. Prior to joining Ameresco, he served as CEO for North America, and Group Vice President - Strategy, at ReneSola, where he played a key role in the company’s capital markets strategy. Mr. Hole is a CFA charterholder and Certified Public Accountant. He is a member of the Association for Investment Management and Research (AIMR), the New York Society of Security Analysts (NYSSA), and the American Institute of Certified Public Accountants (AICPA). Mr. Hole earned a B.A. in Accounting and International Business from The University of Texas at Austin.

About David Buzby

David Buzby has been starting, building and investing in “impact” businesses for the last 33 years with an emphasis on renewable energy generation, energy storage/grid services, decarbonizing the built environment, recycling, carbon removal and lithium production. He currently also sits on the Board of Climate Transition Capital Acquisition I B.V. and Spring Valley Acquisition Corp. II. In the past, he has been an early investor and board member in Sunrun Inc.; a founding investor, Chairman and Chief Executive Officer, of SunEdison before selling to MEMC Electronic Materials, Inc.; and a founding investor, board member and chair of the audit committee of ValueClick before selling to Alliance Data Systems Corporation; as well as an investor and board member of numerous private companies. He has also held senior executive roles in numerous companies, including Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Mr. Buzby received his M.B.A. from Harvard Business School in 1988 and a B.A. from Middlebury College in 1982.

About Laura D’Andrea Tyson

Laura D’Andrea Tyson is a Distinguished Professor of the Graduate School and Professor Emeritus at the Haas School of Business at the University of California, Berkeley. She has also been Chair of the Board of Trustees and Steering Committee Member of the Blum Center for Developing Economies since 2006, and is the Faculty Director of the Berkeley Haas Blockchain Initiative and the co-Faculty Director of the Sustainable and Impact Finance Initiative at the Haas School of Business since 2019. Dr. Tyson also serves as a director of Lexmark International Inc. and Apex Swiss Holdings, SARL, and serves in numerous other advisory roles, such as Senior Advisor to the Rock Creek Group and to the APAX Global Partners Fund and advisory board member for APAX Global Impact and the Angeleno Group. Dr. Tyson was a member of President Clinton’s cabinet from 1993 to 1996 and was the first woman to serve in the

Exhibit 99
positions of Chair of the President’s Council of Economic Advisors, and Director of the White House National Economic Council. Dr. Tyson received her B.A. from Smith College and holds a Ph.D. in Economics from the Massachusetts Institute of Technology.

About Gerard Cunningham

Gerard Cunningham is a leader and investor focused on the AI, Software-as-a-Service (SaaS), and climate technology sectors. Most recently, Mr. Cunningham was a partner at McKinsey & Company, where he co-founded the global clean technology practice (Green Business Building), launched its AI for sustainability service line within its AI practice (QuantumBlack), and joined the leadership of its digital business building practice (Leap). Prior to joining McKinsey, Mr. Cunningham had a notable career as an entrepreneur and executive in blue-chip corporates (including Procter & Gamble, Gap Inc., Lands End, and Booz & Company) and startups (including Evant, Kabam, and FanDuel), where he invested in, built, and deployed AI solutions to create shareholder value. Mr. Cunningham holds a B.S. in Mathematics from the University of Manchester and a Master of Science in Operations Research from Strathclyde Business School.

About Stem

Stem provides clean energy solutions and services designed to maximize the economic, environmental, and resiliency value of energy assets and portfolios. Stem’s leading AI-driven enterprise software platform, Athena® enables organizations to deploy and unlock value from clean energy assets at scale. Powerful applications, including AlsoEnergy’s PowerTrack, simplify and optimize asset management and connect an ecosystem of owners, developers, assets, and markets. Stem also offers integrated partner solutions to help improve returns across energy projects, including storage, solar, and EV fleet charging. For more information, visit www.stem.com.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that refer to our strategy and initiatives, our expectations for profitable growth, the growth of our software services revenue and our ability to deliver value creation for our shareholders, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The potential risks and uncertainties that could cause our actual results, performance or achievements to differ from the predicted results, performance or achievements include, among others, our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general

Exhibit 99
macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, rising interest rates, changes in monetary policy, instability in financial institutions, and the prospect of a shutdown of the U.S. federal government; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the ongoing conflict in Ukraine; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our energy storage systems and software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC.

Statements in this press release are made as of the date of this release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise, except as required by law.

Source: Stem, Inc.

Stem Investor Contacts
Ted Durbin, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contact
Suraya Akbarzad, Stem
press@stem.com